                                                                EXHIBIT 10.9

                      WORKING CAPITAL FINANCING AGREEMENT
                      -----------------------------------


                                    between
                                    -------


                               FC CAPITAL CORP.,
                               -----------------
                                 as the Lender
                                 -------------


                                      and
                                      ---

                      MORTGAGE PLUS EQUITY AND LOAN CORP.
                      -----------------------------------
                                as the Borrower
                                ---------------



                                    $250,000
                                    --------



                         Dated as of December __, 1997
                         -----------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                     PAGE
                                                                                                     ----

ARTICLE I. DEFINITIONS                                                                                  1

ARTICLE II. THE WORKING CAPITAL LOANS                                                                   5

          Section 2.01.  Conditions Precedent and Other Provisions Applicable to All Obligations        5
          Section 2.02.  Additional Provisions and Conditions Precedent to Working Capital Advances     6
          Section 2.03.  Application of Payments                                                        6
          Section 2.04.  Interest Payments                                                              6
          Section 2.05.  Principal Payments                                                             7
          Section 2.06.  Renewal Notice                                                                 7


ARTICLE III. REPRESENTATIONS AND WARRANTIES                                                             7

          Section 3.01.  Representations and Warranties of the Borrower                                 7
          Section 3.02.  Representations and Warranties of the Lender                                  10


ARTICLE IV. COVENANTS OF THE BORROWER                                                                  11

          Section 4.01.  Affirmative Covenants of the Borrower                                         11
          Section 4.02.  Negative Covenants of the Borrower                                            14


ARTICLE V. SECURITY AGREEMENT                                                                          16

          Section 5.01.  Grant of Security Interest                                                    16
          Section 5.02.  Security for the Borrower's Obligations                                       17
          Section 5.03.  Intention of Parties                                                          17

ARTICLE VI. INDEMNIFICATION                                                                            17

ARTICLE VII. EVENTS OF DEFAULT                                                                         18

          Section 7.01.  Occurrence of an Event of Default                                             18
          Section 7.02.  Effect of an Event of Default                                                 19

ARTICLE VIII. GENERAL PROVISIONS                                                                       19

          Section 8.01.  Cooperation, Confidentiality.  Etc.                                           19
          Section 8.02.  Amendment; Waivers                                                            20
          Section 8.03.  Taxes                                                                         20
          Section 8.04.  Other Transactions                                                            20
          Section 8.05.  Opinion of Counsel to the Borrower                                            20
          Section 8.06.  Costs and Expenses                                                            20

ARTICLE IX. CONSTRUCTION                                                                               21

          Section 9.01.  Entire Agreement                                                              21
          Section 9.02.  Severability Clause                                                           21
          Section 9.03.  Counterparts                                                                  21
          Section 9.04.  Governing Law; Agreement Constitutes Security Agreement; Consent to
                         Forum; Immunities                                                             21
          Section 9.05.  Recitals                                                                      22
          Section 9.06.  Rules of Interpretation                                                       22
          Section 9.07.  Good Faith                                                                    22
          Section 9.08.  Waiver of Trial by Jury and Other Waivers by Borrower                         22

ARTICLE X. MISCELLANEOUS                                                                               23

          Section 10.01.  Notices                                                                      23
          Section 10.02.  Further Agreements                                                           24
          Section 10.03.  Third-Party Rights; Assignment                                               24
          Section 10.04.  Summary Judgment                                                             24
          Section 10.05.  Reproduction of Documents                                                    24
          Section 10.06.  Right of Set-Off                                                             24
          Section 10.07.  Advice from Independent Counsel                                              25

EXHIBITS

Exhibit A     Working Capital Note
Exhibit B     Form of Borrower's Counsel Opinion
Exhibit C     Form of Working Capital Advance Request


SCHEDULES

Schedule I    Annual Operating and Capital Budget

                      WORKING CAPITAL FINANCING AGREEMENT
                      -----------------------------------


     This WORKING CAPITAL FINANCING AGREEMENT (this "Agreement"), dated as of December __, 1997, between Mortgage Plus Equity and Loan Corp., a New York corporation, as the Borrower and FC Capital Corp., a New York corporation, as the Lender.

     WHEREAS, the Borrower wishes to obtain a working capital financing facility from the Lender and the Lender wishes to make available such facility, subject to the terms and conditions set forth herein; and

     WHEREAS, the Borrower intends to pledge certain of its assets from time to time to secure the financing facility described herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     Unless otherwise specified, the following terms shall have the following meanings when used in this Agreement:

     "Accrual Period" means, with respect to any Advance, (i) with respect to the initial Accrual Period relating thereto, the period commencing on the date of the initial Funding Date and ending on the last day of the calendar month in which such initial Funding Date occurs and, (ii) with respect to any subsequent Accrual Period, the calendar month following the calendar month of the prior Accrual Period; provided, however, that for any Accrual Period in which the Working Capital Advance Balance was equal to zero for at least one full Business Day during such Accrual Period the actual number of days from the date of the previous Accrual Period ending on the day the Working Capital Advance Balance is paid in full.

     "Advance" means a Working Capital Advance.

     "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of the Borrower; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Aggregate Working Capital Advance Balance" means, with respect to any date of determination, the aggregate amount of all Working Capital Advances at such date.

     "Borrower" means Mortgage Plus Equity and Loan Corp., a New York corporation.

     "Business Day" means any day on which commercial banks are open in New York for the transaction of business other than a Saturday or Sunday, that is neither a legal holiday, nor a day on which banking institutions are authorized or required by Law or regulation to close, in the City of New York.

     "Closing Date" means December _______, 1997.

     "Collateral" has the meaning as set forth Section 5.01.

     "Consolidated Tangible Equity" means the aggregate "assets" of the Borrower and its Subsidiaries less the aggregate "liabilities" of the Borrower and its Subsidiaries and less all intangible assets, with the term "asset" having the meaning ascribed to such term by GAAP and the term "liability" being those obligations or liabilities of the Borrower and its Subsidiaries which, in accordance with GAAP, would be included in the liability side of the Borrower's balance sheet (either long-term or short term) on a consolidated basis.

     "Default Rate" means the related Interest Rate plus 5.00%.

     "Determination Date" means, with respect to any Accrual Period, the second Business Day following the end of such Accrual Period.

     "Event of Default" has the meaning set forth in Article VII hereof.

     "FHA" means the Federal Housing Administration.

     "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

     "FNMA" means The Federal National Mortgage Association or any successor thereto.

     "Funding Date" means, with respect to any Advance, the date on which such Advance is made.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty Agreement" means a guaranty agreement between the Lender and the Guarantor.

     "Guarantor" means Mortgage Plus Equity and Loan Holdings Corp.

     "HUD" means the United States Department of Housing and Urban Development.

     "Indemnified Party" has the meaning ascribed thereto in Article 6 of this Agreement.

     "Interest Rate" means, with respect to any Accrual Period, the Prime Rate with respect to such Accrual Period, determined as the Prime Rate on the first Business Day of such period, plus 3.00%.

     "IPO" means the first public offering by the Guarantor of Guarantor's common stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which is an offering of no fewer than 1 million shares of common stock generating at least 3 million dollars in net proceeds to Guarantor.

     "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case, as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent, decree or judgment.

     "Lender" means FC Capital Corp., a New York corporation, its successors in interest and its permitted assigns.

     "Maximum Working Capital Advance Aggregate Amount" means $250,000.00.

     "Monetary Default" means:

     (a) a failure to pay interest due on any Payment Date as required by
Section 2.04 of this Agreement;

     (b) a failure to pay any amount due on any date as required by Section 2.05 of this Agreement;

     (c) a breach of the covenant set forth in Section 4.01(a) of this Agreement;

     (d) a failure by the Borrower to pay any Taxes and a failure to reimburse the Lender for any losses due to Taxes as required by Section 8.03 of this Agreement; and/or

     (e) a breach of any of the representations or warranties set forth in
Section 3.01 herein which causes the Borrower to be unable to make any payments due under this Agreement.

     "Mortgage Warehouse Credit Agreement" means that certain credit agreement to be executed by and between Lender and Borrower for the purpose of financing various mortgage loans.

     "New York UCC" means the Uniform Commercial Code of the State of New York.

     "Non-Monetary Default" means:

     (a) a breach of any of the representations and warranties set forth in
Section 3.01 of this Agreement (other than a breach that causes the Borrower to be unable to make any payments due under this Agreement); and/or

          (b) a breach of any of the covenants set forth in Section 4.01 or 4.02 of this Agreement (other than the covenant set forth in Section 4.01(a)).

     "Obligation" means the Working Capital Loan and all other loans, advances, debts, liabilities, and obligations for the performance of covenants, tasks, or duties or for payments of monetary amounts owing now or in the future by the Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature present and future, whether or not evidenced by any note, agreement, or other instrument. This term includes, without limitation, all principal and interest (including, without limitation, interest which accrues after the commencement of any case or proceeding referred to in SECTION 7.01(D) on the Working Capital Loan, all charges, expenses, attorneys' fees and any other sum chargeable to the Borrower under any agreement.

     "Payment Date" means, with respect to any Accrual Period, the fifth Business Day of the month following the month in which such Accrual Period ends.

     "Person" means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

     "Prime Rate" means the interest rate set forth in the Wall Street Journal as the prime rate.

     "Shareholders" means each of Jon P. Blasi, Lydia Blasi, Cary Wolen, Steven
M. Latessa and Anthony Saffioti.

     "Significant Documents" means this Agreement, the Guaranty Agreements and the Working Capital Note.

     "Stated Working Capital Maturity Date" means the earliest to occur of the
(x) first anniversary of the issuance date of the Working Capital Note or (y) date on which any person (other than the Lender or any Affiliate of Lender or any person who was a shareholder of the Borrower as of the date of this Agreement) (i) acquires all or a majority of the issued and outstanding capital stock of the Borrower, (ii) acquires all or substantially all of the assets of Borrower or (iii) obtains, whether by contract or any other means, effective control over the operations and management of Borrower or (z) the date which is 30 days after the date hereof if, by such date, Lender shall not have obtained a first priority security interest in all of the assets of the Borrower other than the Mortgage Obligations, the collateral securing such loans and related documentation pledged to Summit Bank pursuant to the warehouse facility with Summit Bank.

     "Subsidiaries" means those entities in which any Person has an ownership interest sufficient to cause the assets and liabilities of such entities to be consolidated with those of such Person in the preparation of a consolidated balance sheet of such Person in accordance with GAAP.

     "Taxes" has the meaning set forth in Section 8.03 hereof.

     "Term Loan and Security Agreement" means that certain agreement by and between Lender and Borrower, dated as of the date hereof.

     "Working Capital Advance" means an amount of funds borrowed by the Borrower pursuant to the provisions relating to the Working Capital Loan as provided in this Agreement, which is secured through the grant to the Lender by the Borrower of a general security interest in the assets of the Borrower.

     "Working Capital Advance Balance" means, with respect to any Working Capital Advance and any date of determination, the sum of (a) the outstanding principal balance of such Advance, determined as the difference between (i) all amounts of principal lent by the Lender to the Borrower with respect to such Working Capital Advance through the close of the date of determination and (ii) the sum of all amounts of principal repaid by the Borrower with respect to such Working Capital Advance through the close of the date prior to the date of determination, (b) the interest accrued and unpaid on such Working Capital Advance which is due and payable prior to such date of determination, and (c) all reasonable attorneys' fees and other reasonable costs incurred in the enforcement or collection thereof.

     "Working Capital Advance Maturity Date" means the earliest to occur of (a) the Stated Working Capital Maturity Date or (b) the date of a declaration of acceleration by the Lender pursuant to Section 7.02(a).

     "Working Capital Loan" means the aggregate of the sums borrowed by the Borrower from the Lender pursuant to all Working Capital Advances Balances which remain unpaid, together with accrued and unpaid interest thereon.

     "Working Capital Note" means any secured promissory note evidencing the Working Capital Loan, in the form attached hereto as Exhibit B hereto.

                                  ARTICLE II.

                           THE WORKING CAPITAL LOANS

     Section 2.01. Conditions Precedent and Other Provisions Applicable to All Obligations. With respect to each Advance, the following conditions precedent shall have been met as of the related Funding Date:

     (a) the Borrower shall have executed each of the Significant Documents;

     (b) all of the representations and warranties of the Borrower in this Agreement shall be true and correct in all material respects as of such Funding Date;

     (c) neither a Monetary Default nor a Non-Monetary Default shall have occurred and be continuing and no Events of Default shall have occurred;

     (d) prior to requesting an Advance hereunder, the Borrower shall have delivered to the Lender an annual operating and capital budget acceptable to Lender in full compliance with Section 4.01(s);

     (e) the Borrower shall have executed and delivered that certain Warrant Agreement for Common Stock of Mortgage Plus Equity and Loan Holdings Corp. in favor of Lender, dated as of the date hereof.

     (f) the Borrower shall have delivered to the Lender such documents as the Lender shall deem necessary or convenient to perfect its first priority security interest in the Collateral, including, without limitation, the filing or amendment of all necessary UCC Statements in all applicable jurisdictions and any signature guarantees and such other documents as the Lender shall deem necessary or convenient to perfect its security interest in the Collateral including, without limitation the filing or amendment of all necessary UCC Statements in all applicable jurisdictions and any signature guarantees; and

     (g) the Borrower hereby acknowledges that, notwithstanding the fact that the Working Capital Note is secured by the Collateral, the obligations of the Borrower under the Working Capital Note are recourse obligations of the Borrower.

     Section 2.02. Additional Provisions and Conditions Precedent to Working Capital Advances.

     (a) Lender's obligation to make Working Capital Advances to the Borrower shall terminate on the Working Capital Advance Maturity Date.

     (b) The Borrower shall not request a Working Capital Advance from the Lender with an initial Working Capital Advance Balance less than $25,000.

     (c) The Lender shall be obligated to make each such Advance not more than two Business Days following the date of receipt by the Lender of a written request of such Advance from the Borrower, substantially in the form of Exhibit C, and satisfaction of the requirements of Sections 2.01 and 2.02.

     (d) A Working Capital Advance hereunder may only be requested if the Borrower certifies in the request relating to such Working Capital Advances that the proceeds of such Working Capital Advances will be used for a purpose within the scope of the annual operating and capital budget attached hereto as Schedule I.

     (e) The Lender shall not be obligated to make a Working Capital Advance if the aggregate amount due to Lender under all outstanding Working Capital Advances together with the requested Working Capital Advance would exceed the Maximum Working Capital Advance Aggregate Amount.

     (f) The Borrower shall not request a Working Capital Advance more frequently than once a week.

     Section 2.03.  Application of Payments.

     Any payment made under this Agreement shall, unless otherwise specified herein, be applied (i) first, to pay any unpaid fees, costs, expenses or obligations which (A) arise hereunder, (B) are to be paid by the Borrower, and
(C) are due and payable, (ii) second, to pay any accrued and unpaid interest on the Advances pursuant to Section 2.04 which is due and payable on or prior to the date of such payment, and (iii) third, to reduce the Working Capital Advance Balance pursuant to Section 2.05.

     Section 2.04.  Interest Payments.

     (a) Interest shall accrue daily with respect to each Working Capital Advance on each day during each Accrual Period at a rate equal to the product of
(i) 1/360, (ii) the related Interest Rate, and (iii) the related Working Capital Advance Balance on such day. With respect to each Accrual Period, the Lender shall notify the Borrower on the related Determination Date of the amount of interest which accrued on the Working Capital Advances during such Accrual Period and such accrued interest shall be due and payable on the related Payment Date. The Lender's failure to notify the Borrower of the accrued interest due on any Determination Date shall not affect the Borrower's obligation to pay the interest due on the related Payment Date.

     (b) If any payment with respect to any Working Capital Advance which is due under the terms of this Agreement is not paid when due, then commencing on the day such payment is not made and continuing until the day such payment is finally made, all interest payments thereon shall be calculated using the Default Rate rather than the Interest Rate.

     (c) It is intended that the rate of interest on any Working Capital Advance hereunder shall never exceed the maximum rate, if any, which may be legally charged on Working Capital Loans, and if the provisions for interest hereunder would result in a rate higher than such maximum rate, interest shall nevertheless be limited to such maximum rate and any amounts which may be paid toward interest in excess of such maximum rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

     Section 2.05.  Principal Payments.

     (a) Each Working Capital Advance shall mature and the related Working Capital Advance Balance shall be due and payable, together with all interest accrued and unpaid thereon, on the Working Capital Advance Maturity Date.

     (b) The Borrower may at any time voluntarily prepay any Working Capital Advance from its own funds; provided that if such prepayment is not made on a Payment Date the amount of prepayment must be $25,000 or greater unless the Working Capital Advance Balance is being reduced to zero.

     (c) The principal amount of any Working Capital Advance prepaid by the Borrower shall once again be available for borrowing until the Working Capital Advance Maturity Date, subject to the terms and conditions of this Working Capital Financing Agreement and the Working Capital Note.

     Section 2.06. Renewal Notice. The Lender shall give the Borrower prior written notice, at least 30 days prior to the Stated Working Capital Maturity Date, of its intention to renew or not renew the Working Capital Loan prior to the Stated Working Capital Maturity Date. If no such notice is given by Lender to Borrower, the Working Capital Advance Balance shall be due and payable, together with all accrued and unpaid interest, and other expenses, on the Working Capital Advance Maturity Date. If Borrower wants to request a renewal, the Borrower shall give the Lender written notice at least 60 days prior to the Stated Working Capital Maturity Date of its request that the Working Capital Loan be renewed.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01.  Representations and Warranties of the Borrower.

     (a) The Borrower hereby makes the following representations and warranties, as of the date of this Agreement and as of each Funding Date:

          (i) the Borrower has been duly organized and is validly existing as a corporation under the Laws of the State of New York;

          (ii) the Borrower is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable Laws, rules and regulations;

          (iii) subject to Section 5.01, the Borrower has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral and the Borrower has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, the Significant Documents;

          (iv) the Borrower is able to meet its obligations when they become due and is not in default (beyond any applicable cure period) under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution and delivery by the Borrower of the Significant Documents will not result in any violation of any such mortgage, instrument or agreement to which the Borrower is a party or by which its property is bound;

          (v) (A) all audited and unaudited financial statements, budgets and certificates of the Borrower or any of its officers furnished to the Lender are true and complete and do not omit to disclose any material liabilities, contingent or otherwise, or other-facts relevant to the condition of the Borrower; and (B) all such audited financial statements have been prepared in accordance with GAAP;

          (vi) no consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable Law in connection with the execution, delivery and performance by the Borrower of the Significant Documents;

          (vii) there is no action, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any of the Significant Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Significant Documents, or (C) which might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, any of the Significant Documents;

          (viii) since the date of this Agreement, there has been no material adverse change in the business, operations, financial condition, properties or business plan of the Borrower, taken as a whole;

          (ix) the person or persons signatory to this Agreement and any document executed pursuant to it on behalf of the Borrower have full power and authority to bind the Borrower;

          (x) each of the Significant Documents has been duly authorized and executed by the Borrower and is a legal, valid and binding agreement and is enforceable against the Borrower in accordance with its terms;

          (xi) the execution, delivery and performance of any of the Significant Documents, and the exhibits attached thereto, if any, and the other documents contemplated herein, and the performance by it of all transactions contemplated herein and therein, (A) have been duly authorized by all necessary and appropriate corporate action on the part of the Borrower, (B) will not violate any provision of the Certificate of Incorporation or Bylaws of the Borrower, (C) does not conflict with any term or provision of any other agreement to which the Borrower is a party, and (D) will not cause a breach of any applicable federal, state or municipal governmental Law or regulations, or any order, judgment, writ, award, injunction or decree of any court or Governmental Authority which is binding upon the Borrower;

          (xii) the Borrower has not pledged the Collateral to any entity or person other than to the Lender except for the Collateral pledged to Summit Bank as provided in Section 9.1(d)(ii) of the Mortgage Warehouse Loan and Security Agreement, dated as of __________________, 19____, between the Lender and the Borrower;

          (xiii) there has been no (A) filing against the Borrower of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction as to which the Borrower fails to secure dismissal within 60 days of such filing, or (B) commencement by the Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Borrower to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by the Borrower of any general assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due, or the taking of corporate action by the Borrower in furtherance of any of the foregoing.

          (xiv) all business correspondence of the Borrower and other communications are conducted in the Borrower's own name, on its own stationery and through a separately listed telephone number;

          (xv) all representations and warranties made pursuant to this Agreement, the Term Loan and Security Agreement, the Mortgage Warehouse Credit Agreement (if applicable), and any Significant Documents are and will be true and correct at the time when made and at all times thereafter, whether or not such specific agreement is still in effect (so long as any Obligation of Borrower remains outstanding) or, if limited to a specific date, as of the date to which they refer;

          (xvi) to the knowledge of the Borrower, all written information and documents or copies of documents furnished to the Lender pursuant to or in connection with this Agreement and any Significant Documents are and will be true and correct in all material respects at the time when made and at all times thereafter under this Agreement and any Significant Documents or, if limited to a specific date, as of the date to which they refer; and

          (xvii) except as permitted by Section 5.01, immediately after the pledge, assignment and transfer to the Lender as herein contemplated, all necessary action will have been taken to grant a valid and enforceable first priority perfected security interest in the Collateral (including the filing or amendment of UCC Statements in all applicable jurisdictions, if necessary) free and clear of all liens and encumbrances, except for those subsequent liens which, by operation of law take priority over a previously perfected security interested.

     (b) The Borrower agrees and acknowledges that each of the representations and warranties set forth in subsection (a) hereof (i) is material and being relied upon by the Lender, (ii) is true in all respects as of the date of this Agreement, and (iii) shall survive the execution, termination and expiration of this Agreement.

     Section 3.02.  Representations and Warranties of the Lender.

     (a) The Lender hereby makes the following representations and warranties as of the date of this Agreement:

          (i) the Lender has been duly organized and is validly existing as a corporation under the Laws of the State of New York;

          (ii) the Lender has the requisite power and authority and legal right to execute and deliver, engage in the actions contemplated by, and perform and observe the terms and conditions of, this Agreement to be performed by it;

          (iii) no consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable Law in connection with the execution and delivery by the Lender of this Agreement;

          (iv) the person or persons signatory to this Agreement and any document executed pursuant to it on behalf of the Lender have full power and authority to bind the Lender;

          (v) this Agreement is valid, binding and enforceable against the Lender in accordance with its terms; and

          (vi) the execution, delivery and performance of this Agreement, and the exhibits attached hereto and the other documents contemplated herein to which the

     Lender is a party, and the performance by the Lender of all transactions contemplated herein and therein (A) have been duly authorized by all necessary and appropriate corporate action on the part of the Lender, (B) will not violate any provision of the Certificate of Incorporation of the Lender, (C) does not conflict with any term or provision of any other agreement to which the Lender is a party, and (D) will not cause a breach of any applicable federal, state or municipal governmental Law or regulations, or any order, judgment, writ, award, injunction or decree of any court or Governmental Authority which is binding upon the Lender.

     (b) The Lender agrees and acknowledges that each of the representations and warranties set forth in subsection (a) hereof (i) is material and being relied upon by the Borrower, (ii) is true in all respects as of the date of this Agreement, and (iii) shall survive the execution and termination of this Agreement.

                                  ARTICLE IV.

                           COVENANTS OF THE BORROWER

     Section 4.01. Affirmative Covenants of the Borrower. The Borrower covenants and agrees with the Lender as follows:

     (a) the Borrower shall timely make any payment of interest, principal, or fees and expenses, or any other sum, which has become due whether by acceleration or otherwise (including the failure to make a mandatory prepayment), under the terms of this Agreement and the Working Capital Note and under any other document evidencing or securing indebtedness of the Borrower to the Lender or any of its Affiliates;

     (b) the Borrower shall on a quarterly basis following the initial Funding Date, as long as any principal or interest amount is outstanding on the Obligation, deliver a completed certificate, executed by the President or the Chief Financial Officer of the Borrower which states the current assets to current liabilities ratio of the Borrower under GAAP for such month;

     (c) the Borrower will notify the Lender in writing of any of the following within one Business Day after a responsible officer of the Borrower learns of the occurrence thereof, but in no event later than three Business Days following the occurrence thereof, describing the same and, if applicable, further notifying the Lender, within two Business Days after learning of the occurrence thereof, of any remedial steps being taken with respect thereto:

          (i) the occurrence or likelihood of occurrence of an Event of Default hereunder;

          (ii) the institution of any litigation, arbitration proceeding or governmental proceeding with the amount in contest being greater than $10,000 in the aggregate;

          (iii) the entry of any judgment or decree against the Borrower if the aggregate amount of all judgments and decrees then outstanding against the Borrower exceeds $10,000 after deducting (i) the amount with respect to which the Borrower is insured and with respect to which the insurer has assumed responsibility in writing, and

     (ii) the amount for which the Borrower is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Lender; or

          (iv) an event of default under any material agreement of the Borrower if such event of default could materially and adversely affect the condition (financial or otherwise) or the operation of the Borrower or its assets or could materially and adversely affect the performance of its obligations and duties hereunder;

     (d) in the event of a filing against the Borrower of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar Laws of the United States or any state or territory thereof or of any foreign jurisdiction or there shall be appointed a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Borrower or any substantial part of the property of the Borrower or the ordering of the winding-up or liquidation of the Borrower's affairs, dismissal of such filing, appointment or order shall be secured within 30 days of such filing;

     (e) the Borrower shall maintain, at all times, Consolidated Tangible Equity at an amount greater than: (i) $300,000 before the occurrence of an IPO and (ii) $3,000,000 after the occurrence of an IPO, from the date of execution of this Agreement through the Working Capital Advance Maturity Date and the Borrower shall certify to the Lender on a quarterly basis, within 30 days following each such quarter, in the form of a certificate from the chief financial officer or chief executive officer of the Borrower, that the Borrower satisfies such Consolidated Tangible Equity requirement as set forth herein in this clause (e);

     (f) (i) the Borrower shall, promptly upon preparation, but in no event later than 15 days following the end of each month, deliver to the Lender its unaudited company-prepared consolidated and consolidating financial statements as of the end of such month, prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Borrower; (ii) the Borrower shall, promptly upon preparation, but in no event later than 90 days following the end of its fourth fiscal quarter, deliver to the Lender (A) its audited and certified consolidated and consolidating financial statements, including the consolidated and consolidating balance sheets of the Borrower and the related statements of income and cash flows and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied, as of the end of the most recently ended fiscal year, and (B) a certificate from the accountants preparing the Borrower's audited financial statements stating that in the course of preparing the audited financial statements nothing came to their attention indicating that the Borrower was not in compliance with the terms of this Agreement; and (iii) in all cases, consolidated and consolidating financial statements shall include, without limitation, balance sheets, profit and loss statements and statements of cash flows;

     (g) the Borrower shall in writing, promptly upon a responsible officer of the Borrower learning of any breach of any representation, warranty, covenant or material obligation under this Agreement, notify the Lender thereof;

     (h) as requested by the Lender by written notice from time to time, the Borrower shall, promptly upon filing, deliver to the Lender such requested copies of all public filings made by the Borrower with any Governmental Authority or quasi-governmental body;

     (i) the Borrower shall comply with all Laws, ordinances, governmental rules and regulations to which the Borrower is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations from, give all such notices promptly to, register, enroll or file promptly all such agreements, instruments or documents required by applicable Laws with, and promptly take all such other legally required action with respect to, any Governmental Authority or regulatory authority, agency or official, as is required under any provision of any applicable Law and that it is necessary (i) for the continued operation of any of the Borrower's activities or business or the performance by the Borrower of any of its agreements or obligations under this Agreement or (ii) to ensure the continuing legality, validity, binding effect or enforceability of this Agreement or any of the obligations hereunder of the Borrower necessary to the ownership of its properties or to the conduct of its businesses;

     (j) the Borrower shall do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation, in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority would not have a material adverse effect on the ability of the Borrower to conduct its business or to perform its obligations under the Significant Documents in the reasonable judgment of the Lender;

     (k) at all times during which this Agreement is in effect, the Borrower shall possess sufficient net capital and liquid assets to satisfy its obligations as they become due in the normal course of business;

     (l) upon five days' prior written notice (or on the next business day if an Event of Default exists), the Borrower shall permit the Lender or its accountants, attorneys or other agents access to all of its books and records for inspection and copying, at the Lender's expense, during normal business hours at all places where the Borrower conducts business. During the term of this Agreement, the Borrower shall furnish the Lender such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate in respect of the purposes of this Agreement;

     (m) the Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, and the Borrower shall maintain adequate reserves on its books therefor;

     (n) the Borrower shall furnish to Lender all necessary information to enable the Lender to prepare all federal, state and local Tax returns and other reports that the Borrower is required by Law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any property belonging to it;

     (o) the Borrower shall maintain thereafter, at its own expense, an errors and omissions policy of insurance and a blanket fidelity bond with broad coverage on all officers, directors, employees and agents of the Borrower or its Affiliates with responsible companies with a rating of "A" or better by AM Best. Any such fidelity bond shall protect the Borrower and the Lender against losses, including forgery, theft, embezzlement and fraud of such persons.

The insurance policy and the bond shall each show the Lender as an additional insured and shall provide that the insurers or bonding company shall give the Lender thirty (30) days' written notice prior to any cancellation. This provision shall not diminish or relieve the Borrower from its duties and obligations as set forth in this Agreement. The minimum coverage under (i) any such errors and omissions policy of insurance shall be two hundred fifty thousand dollars ($250,000), or such greater coverage amount as FNMA or FHLMC may require for the Borrower and (ii) any such fidelity bond shall be at least equal to two hundred fifty thousand dollars ($250,000), or such greater coverage amount as FNMA or FHLMC may require for the Borrower. The deductible amount on such errors and omissions policy of insurance and such fidelity bond shall not exceed $25,000, without the written consent of the Lender;

     (p) the Borrower shall furnish to the Lender, periodically upon request, good standing certificates and officer's certificates to assure the Lender of the Borrower's continued authority to perform the Borrower's obligations under this Agreement;

     (q) the Borrower shall at all times maintain the ratio of its current assets to its current liabilities at 1.05 or greater (each as determined by GAAP);

     (r) except for the indebtedness to Summit Bank that is permitted to be incurred pursuant to Section 4.02(r), which indebtedness shall rank pari passu with all indebtedness of Borrower to Lender, the Borrower shall (i) subordinate any other debt (the "Subordinated Debt") to the Obligation and all other indebtedness due from Borrower to Lender under any other agreement, either individually or collectively, so long as the Obligation and such other debt is outstanding; and (ii) not make any payments of principal (and, if the Obligation and such other debt is in default, interest, premium or penalty) with respect to any Subordinated Debt so long as the Obligation and such other debt is outstanding;

     (s) the Borrower shall prepare annual operating and capital budgets for its operations, and the Borrower shall promptly furnish copies of such budgets to the Lender each year at least ninety (90) days before the commencement of any of the Borrower's fiscal years;

     (t) the Borrower shall at all times comply with all representations, warranties, and covenants (affirmative and negative) set forth in the Term Loan and Security Agreement and the Mortgage Warehouse Credit Agreement (if applicable), whether or not such agreement is still in full force and effect, so long as any Obligation of Borrower remains outstanding; and

     (u) the Borrower shall take all actions reasonably requested by the Lender, from time to time, as the Lender may request in order to perfect, maintain or release any security interest of the Lender.

     Section 4.02. Negative Covenants of the Borrower. The Borrower covenants and agrees with the Lender as follows:

     (a) the Borrower shall not (i) assign or attempt to assign this Agreement or any rights hereunder, without first obtaining the specific written consent of the Lender, or (ii) grant any security interest, lien or other encumbrance on any Collateral, (A) to the Lender or any of its Affiliates or (B) with respect to taxes and assessments related thereto which are not yet due and payable, or which are being contested in good faith;

     (b) the Borrower shall not commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, or of any substantial part of its property, and the Borrower shall not make any general assignment for the benefit of creditors, or fail generally to pay debts as such debts become due, and shall not take corporate action in furtherance of any of the foregoing;

     (c) the Borrower shall not amend its Certificate of Incorporation or Bylaws, without the prior written consent of the Lender;

     (d) the Borrower shall not suffer any materially adverse change in its financial condition, operations, business, properties or business plan, or the existence of any other condition which, in the Lender's sole judgment, constitutes an impairment of the Borrower's ability to perform its obligations under any of the Significant Documents and which condition is not remedied within 10 days after written notice to the Borrower thereof or, if the condition cannot be fully remedied within said ten days, substantial progress (which shall be in the Lender's sole judgment) has not been made within said ten days, or such other period as may be mutually agreed upon, toward remedy of the condition;

     (e) the Borrower shall not default under any term or provision of any other agreement between (i) the Borrower and (ii) the Lender or any of its Affiliates or any third parties, which default shall not have been cured within an applicable cure period, if any, and which default has, or with the passage of time will have, a material adverse effect on the Borrower or its business. For the purposes of this subsection, both (x) a final judgement for the payment of money in excess of $10,000 in the aggregate rendered against the Borrower and remaining in force unpaid, unbonded, undismissed, undischarged and unstayed after the expiration of the period which is the longer of ten days or the payment plan for such judgment and (y) the failure to make any payment in excess of $10,000 to a third party pursuant to the terms of any other agreement, and such failure is not cured within any applicable cure period, shall be deemed material;

     (f) except for mortgage loans acquired with the intent of sale the Borrower shall not purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interest, debt or other securities of any other entity without the prior written consent of the Lender, which consent shall not be unreasonably withheld;

     (g) the Borrower shall not, in the aggregate, make or commit to make capital expenditures in excess of ten percent (10%) over the budgets submitted to the Lender in accordance with Section 4.01(s) hereof;

     (h) the Borrower shall not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except as the Lender may otherwise approve through prior written notice;

     (i) the Borrower shall not, except as the Lender may otherwise approve through prior written notice, guarantee, endorse or otherwise in any way become or be responsible for any obligations of any other person, entity or Affiliate, including, without limitation, whether directly or indirectly by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purposes of paying or discharging any indebtedness or obligation of such other person or otherwise; provided, however, that nothing contained herein shall prevent the Borrower from indemnifying its officers, directors and agents pursuant to its bylaws and its articles of incorporation;

     (j) the Borrower will not commit any act in violation of applicable Laws, or regulations promulgated pursuant thereto that relate to the Borrower or that materially and adversely affect the operations or financial condition of the Borrower;

     (k) the Borrower shall not pledge or transfer any of its securities other than to the Lender, except as the Lender may otherwise approve through prior written notice;

     (1) during the term of this Agreement, the Borrower shall not engage in any business other than as a residential mortgage or consumer loan originator or as a provider of related ancillary services or products;

     (m) the Borrower shall not adopt annual operating and capital budgets for its operations that are materially different than the operating and capital budgets in effect on the date hereof as such operating and capital budgets may be adjusted to reflect the IPO;

     (n) the Borrower shall not change its current accounting firm unless such firm is replaced by another nationally-recognized accounting firm acceptable to Lender;

     (o) the Borrower shall not declare or authorize any dividends or other distributions on any capital stock or other securities of the Borrower to any Person;

     (p) the Borrower shall not do anything which is prohibited in the Term Loan and Security Agreement or the Mortgage Warehouse Credit Agreement (if applicable) whether or not such agreement is still in full force and effect, so long as any Obligation of Borrower remains outstanding;

     (q) the Borrower shall not pay aggregate bonuses in any twelve month period to its employees in excess of 20% of the pre-tax income of the Borrower (determined in accordance with GAAP) during such period; and

     (r) the Borrower shall not borrow from anyone other than Lender except for borrowings pursuant to a warehouse facility from Summit Bank, provided such facility is for less than $15 million dollars and further provided that, within 30 days of the date hereof, only the mortgage loans, the collateral securing such loans and related documentation are secured under such facility.

                                   ARTICLE V.

                               SECURITY AGREEMENT

     Section 5.01.  Grant of Security Interest.

     (a) To secure the repayment of the Obligation (subject to Section 5.01(b) below), the Borrower hereby grants a first priority security interest to the Lender, in all of the Borrower's right, title and interest in all assets of the Borrower (the "Collateral") (and such grant shall survive the Working Capital Advance Maturity Date until such time as all Obligations of Borrower to Lender under this Agreement or any other agreement are fully repaid) including, without limitation, the following:

          (i) all mortgage loans and other loans originated or purchased by the Borrower other than the mortgage loans pledged to Summit Bank pursuant to its warehouse facility with Borrower;

          (ii) all securities held by the Borrower, including, without limitation, the securities of any subsidiary of the Borrower;

          (iii) all equipment in all of its forms, wherever located, including, without limitation, all furniture, furnishings, fixtures, office supplies and all other similar types of tangible personal property and all parts thereof and all accessions thereto, together with all parts, fittings, alterations, substitutions, additions, accessories, replacements and accessions thereto (any and all such equipment, parts and accessions being the "Equipment");

          (iv) all approvals, permits, licenses, franchises, certificates that are, by their terms or pursuant to applicable Law, assignable without the consent of the Governmental Authority or the counter party thereto, as the case may be;

          (v) all contracts or agreements to which the Borrower is a party;

          (vi) all leases, real property and leasehold interests;

          (vii) all general intangibles, including, but not limited to, goodwill and tax refunds;

          (viii) all bank accounts now or hereafter held by the Borrower and all funds in such accounts together with all monies (other than monies used to pay taxes), proceeds or sums due or to become due thereon or therefrom (all such bank accounts, the "Bank Accounts"), and all documents or instruments (including, but not limited to, passbooks, certificates of deposit and receipts necessary to be presented to withdraw funds or investments held in the Bank Accounts (the "Account Documents"); and

          (ix) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in any of the paragraphs of this Section 5.01 and, to the extent not otherwise included, all payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

     (b) With respect to the assets set forth in clauses (ii) through (ix) of
Section 5.01(a), during the 30 days immediately following the date of this Agreement Lender shall only hold a security interest subject only to the interests, if any, of Summit Bank in such Collateral, and from and after such 30-day period Lender shall hold a first priority security interest in all such Collateral.

     Section 5.02. Security for the Borrower's Obligations'. Pursuant to this Agreement, the Collateral secures the prompt and complete payment when due of the Obligation, including the Working Capital Loan outstanding under this Agreement.

     Section 5.03. Intention of Parties. This Agreement is intended by the parties hereto to constitute a security agreement within the meaning of the New York UCC.

                                  ARTICLE VI.

                                INDEMNIFICATION

     If, in connection with the matters that are the subject of this Agreement, the Lender becomes involved in any capacity in any action or legal proceeding involving claims by any third party, the Borrower agrees to reimburse the Lender, its Affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") promptly upon request for all reasonable expenses (including the fees and disbursements of legal counsel, and the cost of investigation and preparation) as they are incurred, regardless of whether such actions or proceedings are brought by the Borrower, its Affiliates or third parties. The Borrower also agrees to indemnity and hold each Indemnified Party harmless against all losses, claims, damages or liabilities of any kind, joint or several, which such Indemnified Party may become subject to in connection with, or relating to, or arising out of this Agreement or the Working Capital Notes, or any transactions contemplated hereby; provided, however, that the Borrower shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage or liability resulted primarily and directly from the willful misconduct or gross negligence of such Indemnified Party.

     The agreements of the Borrower in this Article 6 shall be in addition to any liabilities that the Borrower may otherwise have and shall apply whether or not the Lender or any other Indemnified Party is a formal party to any lawsuit, claim or other proceeding. Solely for purposes of enforcing such agreements, the Borrower hereby consents to personal jurisdiction, service and venue in any court in which any claim or proceeding which relates to the services or matters that are the subject of this Agreement is brought against the Lender or other Indemnified Party.

     Each Indemnified Party shall provide the Borrower written notice within 20 days after receipt of written notice of the commencement of any action, claim or proceeding against such Indemnified Party in respect of which indemnity may be sought from the Borrower, but the failure to notify the Borrower of the commencement of any such action, claim or proceeding shall not relieve the Borrower from any liability it may have to such Indemnified Party except to the extent that its rights hereunder may be materially and adversely prejudiced by such failure.

                                  ARTICLE VII.

                               EVENTS OF DEFAULT

     Section 7.01. Occurrence of an Event of Default. An "Event of Default" shall occur:

     (a) immediately upon the occurrence of a Monetary Default; provided, however, that if the Borrower fails to pay the interest due on any Payment Date, an "Event of Default" shall occur only if the Borrower has not paid such interest within one Business Day following such Payment Date;

     (b) five days after the occurrence of a Non-Monetary Default; provided, however, that an "Event of Default" will not occur until ten calendar days after the occurrence of a Non-Monetary Default if the ability to cure, and substantial effort towards curing, such Non-Monetary Default can be demonstrated in writing satisfactory to the Lender in its sole discretion; provided, further, that if it is not possible or practicable within ten calendar days to cure a Non-Monetary Default, an "Event of Default" shall be deemed to have occurred immediately upon the occurrence of such Non-Monetary Default; or

     (c) immediately upon the declaration (i) by the Lender of a breach by the Borrower (or any Shareholders, as applicable), or Guarantor under any of the Significant Documents (other than this Agreement) or any other agreement, instrument or note evidencing any portion of the Obligation; or (ii) by the Lender of an event of default under the Term Loan and Security Agreement, the Mortgage Warehouse Credit Agreement (if applicable) or any other agreement which may in the future be executed by Borrower in favor of Lender; or (iii) by any other lender to the Borrower of an "event of default" under any other material agreement, including, but not limited to, any warehouse agreement, credit agreement, custody agreement, or financing agreement to which the Borrower is a party; or

     (d) immediately, if the Borrower, any Shareholder, or Guarantor shall generally not pay any of its or his respective debts as such debts become due, or the Borrower, any Shareholder, or Guarantor shall admit in writing its or his inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Shareholder, or Guarantor seeking to adjudicate it or him a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its or his debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order of relief or the appointment of a conservator, receiver, trustee, custodian or other similar official for it or him or for any substantial part of its or his property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or Guarantor shall take any corporate action to authorize any of the actions set forth in this subsection.

     Section 7.02. Effect of an Event of Default. Upon the occurrence of an Event of Default:

     (a) the Lender may declare the principal of the Working Capital Note then outstanding, together with all interest accrued thereon and any other amounts accruing under this Agreement, to be immediately due and payable, and all such amounts shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower;

     (b) the Lender shall have the right to obtain physical possession of the Collateral, all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come into the possession of the Borrower or any third party acting for the Borrower and the Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Agreement; and

     (c) the Lender shall have the right to dispose of the Collateral as provided herein, or as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by Law. Once the Lender has been reimbursed for all principal and interest on the Obligation and any related expenses, any amounts remaining shall be transferred to the Borrower.

                                 ARTICLE VIII.

                               GENERAL PROVISIONS

     Section 8.01.  Cooperation, Confidentiality.  Etc.

     (a) Upon reasonable notice, the Borrower shall furnish, and shall use its best efforts to cause other relevant parties to furnish, the Lender with all information and data reasonably requested by the Lender in connection with its activities on the Borrower's behalf to carry out the terms of this Agreement, and shall provide the Lender reasonable access to the Borrower's officers, directors, employees and professional advisers.

     (b) The Borrower recognizes and confirms that the Lender in acting pursuant to this Agreement may use information in reports and other information provided by others, including, without limitation, information provided by the Borrower, and that the Lender does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Borrower agrees that any advice or information rendered by the Lender in connection with this Agreement is for the confidential use of the Borrower only and, except as otherwise required by Law or applicable regulatory authority, the Borrower will not, and will not permit any third party to, disclose such advice or information to others or summarize or refer to such advice or information or to the Lender's engagement hereunder without, in each case, the Lender's prior written consent. The Lender agrees to keep confidential any information furnished to it by the Borrower which is clearly labeled as proprietary to the Borrower, is not otherwise publicly available to the Lender and the disclosure of which is not required by applicable Law or judicial or administrative process.

     (c) Neither the Lender nor the Borrower may place public announcements or advertisements describing this or any part of this Agreement without the prior written consent of the other party.

     Section 8.02. Amendment; Waivers. This Agreement may be amended from time to time only by written agreement of the parties. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     Section 8.03. Taxes. All payments made by the Borrower to the Lender on account of any Obligation which are due hereunder shall be made free and clear of, and without reduction by reason of, any taxes, levies, imposts, deductions, charges or withholdings of any nature, including, without limitation, any withholding taxes (but excluding any taxes imposed on the overall net income of the Lender) and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholding and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Working Capital Note, the sum payable shall be increased as may be necessary so that after making all required deductions (including as applicable to additional sums payable under this subsection) the Lender receives an amount equal to the sum it would have received had no such deductions been made.

     Section 8.04. Other Transactions. The Borrower acknowledges that the Lender and its Affiliates compete, directly and indirectly in the business in which the Borrower engages and proposes to engage; provided, however, that the Borrower shall not compete with respect to any transaction, the terms of which are revealed to the Borrower by the Lender. The Borrower acknowledges that the Lender and its Affiliates have and will in the future have business dealings with parties other than the Borrower, which parties compete, directly or indirectly with the Borrower. Although the Lender and its Affiliates may, in their normal course of business, acquire information about the mortgage market, particular transactions or such other parties, the Lender shall have no obligation to disclose such information to the Borrower. The Borrower acknowledges that the Lender and its Affiliates may engage in their businesses and otherwise compete with the Borrower without regard to their relationship to the Borrower hereunder.

     Section 8.05. Opinion of Counsel to the Borrower. Upon the execution of this Agreement, the Borrower shall deliver to the Lender a legal opinion from their special counsel in the form attached hereto as Exhibit C hereto, together with such other certificates and documents as the Lender shall require.

     Section 8.06. Costs and Expenses. The Lender and the Borrower will each be solely responsible for and bear all of their own respective expenses (including, without limitation, the expenses of legal counsel), including, without limitation, accountants and other advisers, incurred at any time in connection with pursuing or consummating the Significant Documents and the transactions contemplated thereby.

                                  ARTICLE IX.

                                  CONSTRUCTION

     Section 9.01. Entire Agreement. This Agreement, together with the Significant Documents, including the Exhibits and the Schedules thereto, contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to such subject matter.

     Section 9.02. Severability Clause. Any part or provision of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part or provision of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the parties hereto waive any provision of Law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part or provision of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

     Section 9.03. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     Section 9.04. Governing Law; Agreement Constitutes Security Agreement; Consent to Forum; Immunities. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York, without giving effect to the conflict of laws rules therein, and shall constitute a security agreement within the meaning of the New York UCC. The parties hereto hereby consent and agree that the Supreme Court of New York County, New York or, at the Lender's option, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section 10.01 hereof. Nothing in this Agreement shall be deemed or operate to affect the right of the Lender to serve legal process in any other manner permitted by Law, or to preclude the enforcement by the Lender of any judgement or order obtained in such forum or the taking of any action under this Agreement to enforce the same in any other appropriate forum or jurisdiction.

     To the extent that the Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Borrower or the Borrower's property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement. The parties hereto waive any and all consequential, punitive, exemplary or similar damages arising out of or related to this Agreement.

     Section 9.05. Recitals. The recitals of this Agreement are not intended to constitute substantive provisions hereof.

     Section 9.06. Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto:

     (a) the singular includes the plural and the plural includes the singular;

     (b)  "or" is not exclusive and "include" and "including" are not limiting;

     (c) a reference to any agreement or other contract includes permitted supplements, amendments and other modifications;

     (d) a reference to a law (or Law) includes any amendment or modification of such law (or Law) and the rules or regulations issued thereunder;

     (e) a reference to a Person includes its permitted successors and assigns in the applicable capacity;

     (f) a reference in this Agreement to an Article, Section, clause, recital or Exhibit is to the Article, Section, clause, recital or Exhibit of this Agreement unless otherwise expressly provided;

     (g) words such as "hereunder," "hereto," "hereof," and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular Article, Section or clause hereof;

     (h) all obligations under this Agreement are continuing obligations throughout the term of this Agreement;

     (i) any right in this Agreement may be exercised at any time and from time to time;

     (j) the headings of the Articles and Sections are for convenience and shall not affect the meaning of this Agreement; and

     (k)  time is of the essence in performing all obligations.

     Section 9.07. Good Faith. The Borrower and the Lender shall implement the terms and provisions of this Agreement in good faith in accordance with applicable Law.

     Section 9.08. Waiver of Trial by Jury and Other Waivers by Borrower. The Borrower waives (i) the right to trial by jury (which Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement; (ii) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, contract rights, documents, instruments, chattel paper and guaranties any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; and (v) notice of acceptance hereof. Borrower each acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with Borrower. Borrower warrants and represents that it has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                                  ARTICLE X.

                                 MISCELLANEOUS

     Section 10.01. Notices. All demands, notices, requests for consent and other communications hereunder shall be in writing and personally delivered, mailed by certified mail, return receipt requested, or telecopied, and shall be deemed to have been duly given upon receipt;

     if to the Borrower:

     Mortgage Plus Equity and Loan Corp.
     6851 Jericho Turnpike
     Suite 246
     Syosset, New York 11791
     Attention:  Chief Financial Officer
     Tel:  516-364-2700
     Fax:  516-364-2876

     with a copy to:

     Leonard M. Ridini, Esq.
     45 Crossways Parks Drive
     Woodbury, New York 11797
     Tel:  516-364-8671
     Fax:  516-864-8667

     if to the Lender:

     FC Capital Corp.
     400 Columbus Avenue
     Valhalla, NY 10595
     Attention: Christopher J. Morrissey
     Tel:  888-539-4300
     Fax:  914-694-3470
     with a copy to:

     Haynes and Boone, L.L.P.
     901 Main Street
     Suite 3100
     Dallas, Texas 75202
     Attn: Paul H. Amiel, Esq.
     Telephone Number: (214) 651-5605
     Telecopy Number: (214) 200-0555

or, as to any party, at such other address or telecopy number as shall be designated by such party in a written notice to each other party.

     Section 10.02. Further Agreements. The Borrower and the Lender each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 10.03. Third-Party Rights; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other Person. The Borrower may neither assign its rights nor delegate its obligations under this Agreement without the prior written consent of the Lender. The Lender may assign its rights and/or delegate its obligations under this Agreement to an Affiliate or to any successor to all or substantially all of the Lender's or such Affiliates business, in each case, without the consent of the Borrower.

     Section 10.04. Summary Judgment. The Borrower hereby acknowledges and agrees that any enforcement action relating to this Agreement or any Working Capital Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

     Section 10.05. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 10.06. Right of Set-Off. Upon the occurrence of any Event of Default hereunder, the Lender is hereby authorized then or at any time or times thereafter, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness (including without limitation whole loan premiums) at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder, irrespective of whether or not the Lender shall have made any demand hereunder. The Lender agrees promptly to notify the

Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.07 are in addition to other rights and remedies which the Lender may have.

     Section 10.07. Advice from Independent Counsel. The parties hereto understand that this Agreement and each of the other Significant Documents to which either of them is a party are legally binding agreements that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and each of the other Significant Documents to which it is a party and that it is satisfied with its legal counsel and the advice received from such counsel.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to execute this Agreement as of the date first above written.

                              MORTGAGE PLUS EQUITY AND LOAN CORP.



                              By:
                                  -----------------------------------------
                                  Name:
                                  Title:


                              FC CAPITAL CORP.



                              By:
                                  -----------------------------------------
                                  Name:
                                  Title:



            [Signature Page to Working Capital Financing Agreement]

                                                                       EXHIBIT A


                              WORKING CAPITAL NOTE

Maximum Working Capital
Advance Aggregate Amount: $250,000  December _____, 1997


     FOR VALUE RECEIVED, the undersigned, MORTGAGE PLUS EQUITY AND LOAN CORP., a New York corporation, whose address is 6851 Jericho Turnpike, Suite 246, Syosset, New York 11791 (the "Borrower"), promises to pay to the order of FC CAPITAL CORP., a New York corporation, whose address is 400 Columbus Avenue, Valhalla, New York 10595 (the "Lender"), on or before the Working Capital Advance Maturity Date (as defined herein), in lawful money of the United States of America, the principal sums plus interest at the times and in the amounts and manner as provided in the Agreement (as defined herein).

     MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on this Obligation evidenced by this Working Capital Note ("Maximum Rate"), and if the provisions for interest contained in this Working Capital Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

     DUE DATE: All indebtedness evidenced hereby not paid before the Working Capital Advance Maturity Date shall be due and payable on the Working Capital Advance Maturity Date.

     PLACE OF PAYMENT: All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of the Lender at the address designated in the heading of this Working Capital Note, or to such other place as the Lender may from time to time direct by written notice to the Borrower.

     PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Payments remitted by the Borrower via wire transfer initiated after 2:00 p.m. New York City time shall be deemed to be received on the next Business Day. The Borrower agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Working Capital Note, the Borrower promises to pay, in addition to the cost and disbursements otherwise allowed by Law, such sums as the court may adjudge reasonable attorneys' fees in such suit or action.

     SECURITY: This Working Capital Note is issued pursuant to that certain Working Capital Financing Agreement, dated as of December ______, 1997 (the "Agreement") between the Lender and the Borrower, and is secured by a security interest in the Collateral pledged under the

Agreement and described therein. Notwithstanding the pledge of the Collateral, Borrower hereby acknowledges, admits and agrees that Borrower's obligations under this Working Capital Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit. Any capitalized term used herein and not otherwise defined herein shall have the meaning for such term set forth in the Agreement.

     DEFAULTS: Upon the happening of an Event of Default (as defined in the Agreement), the Lender shall have all rights and remedies set forth in the Agreement.

     The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by Law.

     WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Working Capital Note, and expressly agrees that this Working Capital Note, or any payment hereunder, may be extended from time to time, and consents to the acceptance of further Collateral from Borrower by the Lender, the release of any Collateral for this Working Capital Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Working Capital Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Working Capital Note. None of the foregoing shall affect the liability of the Borrower and any endorsers or guarantors hereof. No extension of time for the payment of this Working Capital Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Working Capital Note, shall affect the liability under this Working Capital Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

     TERMINOLOGY:   Any reference herein to the Lender shall be deemed to
include and apply to every subsequent holder of this Working Capital Note.
Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

     SUMMARY JUDGMENT: The Borrower hereby acknowledges and agrees that any enforcement action relating to this Working Capital Note or any Working Capital Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

     AGREEMENT: Reference is made to the Agreement for provisions as to payments, collateral and acceleration.

THIS WORKING CAPITAL NOTE IS GOVERNED BY THE PROVISIONS OF THE AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE, AND IN THE EVENT ANY TERMS OF THIS WORKING CAPITAL NOTE ARE INCONSISTENT WITH

THE TERMS OF THE AGREEMENT, THE TERMS OF THE AGREEMENT SHALL GOVERN THIS WORKING CAPITAL NOTE. NOTWITHSTANDING THE FOREGOING SENTENCE, NO REFERENCE HEREIN TO THE AGREEMENT AND NO PROVISION OF THIS WORKING CAPITAL NOTE OR OF THE AGREEMENT SHALL ALTER OR IMPAIR THE OBLIGATION OF THE BORROWER WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS WORKING CAPITAL NOTE AT THE RESPECTIVE TIMES AND AT THE RATES HEREIN PRESCRIBED.

     APPLICABLE LAW: This Working Capital Note has been negotiated, executed and delivered at and shall be deemed to have been made in New York, New York. This Working Capital Note shall be governed by and construed in accordance with the internal Laws of the State of New York, without giving effect to the conflict of laws rules therein. The parties hereto hereby consent and agree that the Supreme Court of New York County, New York or, at the Lender's option, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining to this Working Capital Note or to any matter arising out of or related to this Working Capital Note. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section 10.01 of the Agreement. Nothing in this Working Capital Note shall be deemed or operate to affect the right of the Lender to serve legal process in any other manner permitted by Law, or to preclude the enforcement by the Lender of any judgement or order obtained in such forum or the taking of any action under this Working Capital Note to enforce same in any other appropriate forum or jurisdiction.

     To the extent that the Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to the Borrower or the Borrower's property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Working Capital Note.

     Each party hereto waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Working Capital Note. In the event of litigation, this Working Capital Note may be filed as a written consent to a trial by the court.

                              MORTGAGE PLUS EQUITY AND LOAN CORP.


                              By:
                                  ----------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT B

 [REVISE TO INCORPORATE OPINIONS WITH RESPECT TO THE TERM LOAN AGREEMENT, TERM
             NOTE, FINANCING STATEMENT, GUARANTY AND THE GUARANTOR]


                       FORM OF BORROWER'S COUNSEL OPINION

                              December ____, 1997


FC Capital Corp.
400 Columbus Avenue
Valhalla, New York 10595

     Re: Working Capital Financing Agreement
         -----------------------------------

Ladies and Gentlemen:

     We are counsel to Mortgage Plus Equity and Loan Corp. ("Borrower") and have examined an executed copy of the Working Capital Financing Agreement, between Borrower and you, dated as of December ____, 1997 (the "Agreement").

     Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Agreement.

     We have further examined original, photostatic or certified copies of all such corporate records of Borrower, and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In making my examinations and rendering the opinions herein expressed I have made the following assumptions:

          (1) The parties to the Agreement (other than Borrower) have the power to enter into and perform all of their obligations thereunder;

          (2) The due authorization, execution and delivery of the Agreement by the parties thereto (other than Borrower), and the validity and binding effect on the parties thereto (other than Borrower) of the Agreement;

          (3) The genuineness of all signatures;

          (4) The authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

     The opinions expressed in numbered paragraph 2 below with respect to the enforceability of the Agreement are subject to the following additional qualifications:

     (a) The effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally; and

     (b) The application of general principles of equity, including, but not limited to, the right to specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Based upon the foregoing and subject to the last paragraph hereof, we are of the opinion that:

               (1) Borrower has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is qualified to do business in each state necessary to enable it to perform its obligations under the Agreement. Borrower has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, the Agreement.

               (2) The Agreement and each of the other Significant Documents have been duly and validly authorized, executed and delivered by Borrower, all requisite corporate action has been taken with respect thereto, and the Agreement and each of the other Significant Documents constitute valid, legal and binding agreements of Borrower, enforceable against Borrower in accordance with their respective terms.

               (3) The execution, delivery or performance by Borrower of the Agreement and each of the other Significant Documents does not conflict or will not conflict with or result in a breach of, or does not constitute or will not constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of Borrower;
          (ii) any term or provision of any agreement, contract, instrument or indenture, to which Borrower is a party or is bound; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over Borrower.

               (4) No consent, approval, authorization or order of, registration or filing with, or notice to, any court, governmental agency or body or other tribunal is required for the execution, delivery and performance by Borrower of the Agreement or any of the other Significant Documents or the consummation of any other transactions contemplated by the Agreement or any of the other Significant Documents, except such which have been obtained.

               (5) There are no actions, proceedings or investigations pending or, to our knowledge, threatened against Borrower before any court,
          governmental agency or body or   other tribunal asserting the
          invalidity of the Agreement or any of the other Significant Documents which would materially and adversely affect the performance by Borrower of its obligations under, or the validity or enforceability of, the Agreement or any of the other Significant Documents.

     This Opinion is furnished at the request of the Company and is being delivered solely for the benefit of the addressee hereof. It may not be relied upon by or distributed to any other person or for any other purpose without our prior written consent.

                              Very truly yours,

                                                                       EXHIBIT C


                    FORM OF WORKING CAPITAL ADVANCE REQUEST


FC Capital Corp.
400 Columbus Avenue
Valhalla, New York 10595

Attention: ____________________


     Pursuant to the Working Capital Financing Agreement dated as of December ______, 1997 between FC Capital Corp. (the "Lender") and the undersigned (as amended from time to time, the "Agreement"), the undersigned hereby gives notice of its election to borrow from the Lender a Working Capital Advance (each capitalized term used herein shall have the meaning specified therefor in the Agreement):

     1.   The Funding Date of this Working Capital Advance shall be      ,
          199___.

     2.   The amount of this Working Capital Advance shall be $      .

     The undersigned hereby certifies (i) that each of the conditions precedent to a Working Capital Advance listed in Sections 2.01, 2.02 and 3.01 of the Agreement are true and correct on the date hereof and shall be true and correct on the date of the Working Capital Advance requested herein, before and after giving effect thereto, (ii) that such Working Capital Advance is within the scope of the annual operating and capital budget approved by the Lender pursuant to Section 4.01(s) of the Agreement and (iii) that such Working Capital Advance is to be used for one or more of the purposes set forth on Schedule I to the Agreement.

                              MORTGAGE PLUS EQUITY AND LOAN CORP.


                              By:
                                  ----------------------------------------
                                  Name:
                                  Title:
                                  Date:            , 199
                                       ------------     --

ACKNOWLEDGED:

FC CAPITAL CORP.


By:
   ----------------------------
   Name:
   Title:
   Date:

   Schedule I

                      ANNUAL OPERATING AND CAPITAL BUDGET